CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our reports dated December 27, 2023, with respect to the financial statements of Allspring Global Long/Short Equity Fund and Allspring U.S. Long/Short Equity Fund, two of the funds comprising Allspring Funds Trust, as of October 31, 2023, incorporated herein by reference and to the references to our firm under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP

Boston, Massachusetts
February 22, 2024